EXHIBIT 32.2

In connection with the Annual Report of Nano Labs Corp. (the “Company”) on Form 10-K/A for the year ending June 30, 2013 as filed with the Securities and Exchange Commission (the “Report”), Bernardo Camacho Chavarria, the Chief Financial Officer/Principal Accounting Officer and Director of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

November 13, 2013	By:	/s/ Bernardo Camacho Chavarria
Bernardo Camacho Chavarria,
Chief Financial Officer/Principal Accounting Officer Director